Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

A.       SCOPE OF WORK

   1.0   PROJECT OVERVIEW AND SITE DESCRIPTION
   2.0   SCOPE OF RESPONSIBILITIES

         2.1  Project Management
         2.2  Technical Data
         2.3  Procurement
         2.4  Construction
         2.5  Commissioning and Performance Verification

   3.0   SCOPE OF FACILITIES

         3.1  Power Block
         3.2  Balance of Plant Systems
         3.3  Electrical Systems
         3.4  Plant Control System
         3.5  Utility Systems
         3.6  Buildings and Roads
         3.7  Temporary Construction Utilities
         3.8  Lubrications / Oils / Chemical / Gases

B.       PERFORMANCE GUARANTEES AND VERIFICATION PROCEDURES

   1.0   PURPOSE
   2.0   PLANT PERFORMANCE TESTS

         2.1  Performance Guarantees
         2.2  Performance Bonus
         2.3  Electrical Output
         2.4  Heat Rate
         2.5  Auxiliary Loads
         2.6  Guaranteed Performance Conditions for Electrical Output and Heat
         Rate
         2.7  Conduct of Verification
         2.8  Verification Procedures
         2.9  Acceptance Criteria
         2.10 Deadband Applied to Performance Guarantees

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

         2.11 Deadband Applied to Performance Bonus

   3.0   THREE DAY RELIABILITY TEST

         3.1  Reliability Test
         3.2  Reliability Factor
         3.3  Acceptance Criteria

   4.0   ENVIRONMENTAL COMPLIANCE

         4.1  Compliance Tests

   5.0   UTILITY ACCEPTANCE TESTS

C.       TRAINING PROCEDURES

   1.0   PURPOSE
   2.0   OPERATOR TRAINING BY CONTRACTOR
   3.0   OPERATOR TRAINING BY OWNER

D.       FACILITY ASSESSMENT

   1.0   PURPOSE

E.       ATTACHMENTS

   1.0   SITE PLAN AND PLOT PLAN
   2.0   PROCESS FLOW DIAGRAMS AND P&IDS
   3.0   EQUIPMENT LIST
   4.0   ELECTRICAL ONE-LINE DIAGRAMS
   5.0   FIRE PROTECTION DESIGN CRITERIA
   6.0   RAW (WELL) WATER ANALYSIS
   7.0   PERFORMANCE VERIFICATION PLAN
   8.0   PERFORMANCE FUEL - NATURAL GAS ANALYSIS
   9.0   STRUCTURAL DESIGN CRITERIA
   10.0  ELECTRICAL DESIGN CRITERIA
   11.0  WATER SYSTEMS DESIGN CRITERIA
   12.0  BUILDING PLANS
   13.0  INTERFACE PLAN (OWNER/CONTRACTOR INTERFACE POINTS)
   14.0  ASSESSMENT EFFORT
   15.0  LIST OF MATERIAL AT SITE

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

   16.0  PLANT MANUAL
   17.0  AUXILIARY LOAD LIST (PERFORMANCE GUARANTEE / PERFORMANCE BONUS)
   18.0  AIR PERMIT (AUTHORITY TO CONSTRUCT)

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

A.          SCOPE OF WORK

1.0         PROJECT OVERVIEW AND SITE DESCRIPTION

            The project consists of engineering, procurement, construction and commissioning a combined cycle power plant producing a nominal 1,160 MW. The Facility design is a four-on-two combined cycle configuration utilizing four (4) GE 160 MW F-class advanced combustion turbine generators (CTG) with inlet air chillers, four heat recovery steam generators (HRSGs) with duct burners, and two
            (2) GE 300 MW steam turbine generators (STG). The steam turbine exhaust shall be condensed in an air-cooled condenser. The Site Plan and Plot Plan are included as Attachment 1. General Facility overview is reflected in the Process Flow Diagrams included as Attachment 2 and the electrical One-Line Diagrams included as Attachment 4. Major mechanical equipment is listed in the Equipment List included as Attachment 3. The 4 x 2 Facility will be designed to operate as two separate 2 x 1 Power Blocks.

            The above information is included to establish the basis for the Scope of Work. It is intended to be a representation of the general requirements for the facilities. The Approved for Construction information shall incorporate details developed during the engineering and design effort and may differ from the information presented in the general requirements.

            Power shall be exported through a 525 kilovolt transmission system into the existing grid. The new plant transmission lines shall be contracted separately by Owner to accommodate the export of the generated power.

            Process make-up water shall be supplied from two water wells. The effluent streams from the Facility shall be routed to the evaporation ponds, thus affecting a zero-water discharge.

            The Facility shall operate within the ambient design conditions of 8 degrees F through 116 degrees F. The Facility design conditions shall be 31 degrees F through 104 degrees F (99% ASHRAE dry bulb temperature and 2% ASHRAE dry bulb temperature respectively).

            This new Facility shall be located on 100 acres of property in Clark County, north of Apex, Nevada. The project site is described in Exhibit B, Site Description.

2.0         SCOPE OF RESPONSIBILITIES

2.1         Project Management

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

            Contractor shall provide the necessary personnel and systems to plan, control, execute, monitor and report project progress in terms of schedule, scope and cost changes.

2.1.1       Scheduling

            Within 30 Days after the Effective Date of this Agreement, Contractor shall deliver to Owner a Level III detailed CPM Project
            Schedule indicating all work to be performed by Contractor. This Schedule shall contain milestones and include details to support all major construction, commissioning and testing activities. This Schedule shall form the basis for progress reporting through the course of the project and shall be submitted in accordance with the scheduling and reporting requirements as set forth in the Agreement Exhibit C-2.

            Owner shall have the right to review and comment on the Schedule as allowed in Exhibit C-2.

2.1.2       Reporting

            Contractor shall issue monthly progress reports (status reports) as required in the Agreement and more fully described in Exhibit J.

2.1.3       Change Control

            Contractor shall implement and maintain an effective program to identify changes in project scope and to develop and report schedule and cost impact of changes. The change control program shall function in accordance with the Agreement.

2.2         Technical Data

            Contractor shall develop the technical data, including drawings, equipment lists and specifications, necessary to procure materials and equipment, construct permanent facilities, install equipment and materials, and verify the Facility.

2.2.1       Technical Documents

            To the extent not completed as a part of the Prior Work, Contractor shall complete development of and maintain updates of the following technical documents for procurement of materials and equipment and construction of the Facility, necessary for operation and maintenance of the Facility as follows.

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

            ENGINEERING AND CONSTRUCTION SPECIFICATIONS

            Site preparation, underground pipe, underground electrical, excavation, foundations and concrete structures, structural steel and buildings
            Mechanical equipment
            Piping supply, fabrication and installation
            Electrical material and equipment installation
            Instrumentation, and plant control and monitoring systems
            Paint, insulation and coatings

            DRAWINGS

            Process Flow Diagrams
            Electrical physical drawings
            Piping and Instrumentation Diagrams
            Overall Site Plan and Plot Plan(s)
            Grading and paving drawings
            Foundation drawings
            Structural steel general arrangement drawings
            Building plans and elevations
            Piping composite drawings and isometrics
            Electrical One-Line Diagrams, schematics and physical drawings Construction Temporary Facilities Layout

            LISTS, INDEXES, AND SCHEDULES (EACH AS AN ELECTRONIC DATABASE)

            Piping Line List
            Drawing Index
            Mechanical Equipment List
            Piping Specialty Items
            Electrical Equipment List
            Electrical Load List
            Cable Schedules
            Instrumentation Index

2.2.2 Contractor shall provide Owner or its designee access to technical documents including vendor drawings, specifications and data through an electronic interface specifically set up for Owner's use.

2.2.3 Owner or its designee shall have the right to review and comment on design documents that will be completed by Contractor during the course of the Agreement, provided however, any comments made by Owner with regard to Prior Work, shall be considered as a Change Order.

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

            Owner shall have the right to place Owner's representatives in Contractor's design office in Houston, Texas, to review the documents.

            Contractor shall review comments received from Owner. If Contractor agrees with Owner's comments, then Contractor shall incorporate the comments into the design. If Contractor does not agree with comments, then Contractor shall respond in writing within ten (10) Business Days with reasons for not incorporating comments.

2.2.4 Contractor shall provide Owner or its designee with the following documents for review and approval to the extent not provided as part of the Prior Work. Owner approval only applies to the initial issue of the drawings and ECN's. Owner shall receive all issues of the drawings and ECN's.

            -     Site Plan & Plot Plan

            -     Architectural Drawings

            -     Architectural Finishes

            -     Process Flow Diagrams

            -     Piping and Instrumentation Diagrams

            -     Interface Drawings / Details

            -     Plant Manuals

            -     Control System Narratives (as part of systems description)

            -     Facility test procedures

2.2.5       Facility Interconnect

            Contractor shall provide assistance to Owner, as is reasonably requested, in negotiating/coordinating with local utilities and/or governmental bodies in any and all matters relating to interface and interconnection of the Facility.

2.2.6       Units of Measure and Language

            The Contractor shall use the English System of Units (feet, inches, pounds, etc.) for all units of measure. All drawings, including drawings for equipment based on the metric system shall include the English System of Units equivalent dimension.

            All documents developed and supplied to the Owner shall be in English.

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

2.2.7       As-Built Documents

            Contractor shall revise the following drawings and technical documents to reflect the As-Built conditions and shall deliver As-Built drawings and technical documents to Owner or its designee.

            -     Process Flow Diagrams

            -     Piping and Instrumentation Diagrams (P&IDs)

            -     Electrical One-Line Diagrams

            -     Underground Piping Drawings

            -     Underground Electrical Drawings

            -     Connection Diagrams

            -     Termination Schedule (Engineering Database)

            -     Equipment List (Engineering Database)

            -     Electrical Load List (Engineering Database)

            -     Instrument List (Engineering Database)

            -     Piping Line List (Engineering Database)

            Two (2) redline marked-up hardcopies of the above drawings, and an electronic update of the engineering database shall be furnished to Owner or its designee at Substantial Completion of each Power Block to document and convey changes made during construction, commissioning testing and verification. The above As-Built drawings or electronic database incorporating these changes shall be furnished after Substantial Completion and prior to Final Completion.

2.2.8       Plant Manuals

            Contractor shall provide Plant Manuals as required in the Agreement and more fully described in Attachment 16. The Final Plant Manuals shall be provided in hardcopy and CD-ROM formats (2 hardcopies and 3 copies of CDs). The initial issue of manuals shall be provided in hard copy format by January 15, 2005. Copies of the As Built mark ups will be provided at Substantial Completion of each Power Block. Supplements and revisions shall be issued for the hardcopies prior to Final Completion to incorporate information received after the initial issue. Final Plant Manuals in CD format shall be provided to Owner prior to Final Completion.

2.2.9       Operation Manuals

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

            Owner shall provide Contractor with 2 copies of the Operation Manuals in hardcopy format in accordance with the Schedule.

            Contractor shall support Owner's development of Operations Manuals describing the step-by-step procedures for operation and maintenance of Facility. As Built mark ups will be provided at Substantial Completion of each Power Block. Contractor shall review Operations Manual for completeness, field changes, clarification and modification impacting the operation and maintenance of Facility.

2.3         Procurement

            Contractor shall procure all remaining materials, equipment, and services necessary to complete the Facility described in Section 3 - Scope of Facilities. Contractor shall provide Owner access to un-priced copies of Subcontractor purchase orders entered into as a part of the Work, provided however, Contractor shall not be required to provide copies of purchase orders resulting from Prior Work.

2.3.1       Spare Parts

            During the Facility Assessment, Contractor will identify all Owner Equipment and Major Equipment start up and commissioning spare parts that are available at Site.

            Contractor shall determine any additional spares required for start up and commissioning and shall be responsible for purchase of these spare parts.

            For Contractor-Supplied Equipment, Contractor shall obtain O&M spare parts quotations from all such Subcontractors and forward to Owner within 180 days of the Notice to Proceed date, or as the information is received from the Subcontractors (whichever is earlier).

            Contractor shall provide to Owner lists of vendor recommended mechanical, electrical and instrument spare parts previously received as Prior Work for operation of the Facility including Major Equipment and Owner Equipment.

            Contractor may use available Owner's O&M spare parts as required during the Commissioning and/or Warranty Period with Owner's written approval. Contractor shall be responsible for payment and replacement of any Owner-supplied spare parts used by Contractor and Contractor shall place a purchase order within 7 Days for the replacement spare parts.

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

2.3.2       Expediting

            Contractor shall expedite engineering information, material and equipment deliveries for items required to complete the Facility.

2.4         Construction

            Contractor shall provide construction services through use of Contractor's resources and/or through Subcontractors. Services include labor, supervision, construction equipment, tools, installed and consumable materials, material receiving, handling, and storage, field erection, installation, construction testing and verification necessary to provide the Facilities described in Section 3 - Scope of Facilities.

2.4.1 Contractor's construction management staff shall manage construction of the project using a closed-shop approach for construction and installation of the Facility. The construction management staff shall include a Site Manager, site engineering staff, contract administration staff, project controls, construction specialists, safety, environmental and quality control personnel to adequately manage construction.

2.4.2 Contractor shall develop and implement an on site fire protection plan for the duration of the construction effort. The Contractor's safety plan shall be in accordance with Exhibit Q.

2.4.3 Contractor shall develop, implement and follow a project specific environmental plan that shall include provisions to control erosion and sedimentation, plans to handle contaminated soil and water encountered during construction, and spill prevention and countermeasure control. Such plan shall comply with applicable Law as defined under the Agreement. Owner's environmental representatives or consultants shall be made available to Contractor at no cost to Contractor for consultation regarding development of these plans.

2.4.4 Contractor shall provide temporary facilities for construction management and Commissioning staff, including temporary power, water and sewer connection.

            The Contractor shall provide one five wide trailer for the Owner's use during construction in accordance with the layout shown on Exhibit B, promptly order and install after the Notice to Proceed. Contractor shall relocate the ten wide office trailer complex existing on site as of August 2004, to a location near the craft labor access road, for Contractor's use. Contractor shall be responsible for relocating and re-establishing utility

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

            services if required to accommodate future switchyard/communications by others. Contractor shall supply temporary office furniture as agreed by Owner and Contractor.

            Contractor shall install temporary construction utilities including: electrical on-site distribution hardware, non-potable water and sewage disposal for Owner's facilities and supply janitorial service to these trailer facilities. Contractor shall provide drinking water for Contractor and Owner personnel use. The cost for Owner's phone service shall be the responsibility of Owner. The cost for Contractor's phone service shall be the responsibility of the Contractor.

            Contractor and Owner shall each be responsible for furnishing their own telephones, computers, computer services, software and supplies, fax machines, copy machines and general office supplies.

2.4.5 Contractor's temporary facilities shall be located within the Owner's property or in areas provided for construction use. Temporary facilities shall include:

            - Office trailers, including power and telephone connections, for Contractor's Field Staff

            -     Parking for Contractor and subcontractor personnel

            -     Parking for Owner's personnel

            -     Lay down and storage areas on-site

            -     Areas for subcontractor temporary facilities

            -     Temporary sanitary facilities for personnel on-site

2.4.6       Site Preparation

            Contractor shall provide Site preparation services including:

            -     Site Erosion Control

            - Excavate, fill and final grading of the Project Site to the extent necessary and rough grading of the evaporation ponds.

            - Installation of temporary and permanent drainage culverts, ditches and underground drainage piping within the plant site

            -     Excavation for underground piping, electrical and foundations

            - Installation of permanent plant entrance road, plant loop roads and parking area.

            -     Finished paving and grading within plant.

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

            - Clean-up and restoration of temporary lay down, areas outside of plant and construction areas within plant, but not including removal of existing gravel surfacing material and fencing.

            -     Sanitary sewer system

            - Repair of any fencing, any missing fencing and removal of temporary fencing installed by Contractor prior to Final Completion.

2.4.7       Foundations and Concrete

            Contractor shall provide excavation, compaction, backfill, material and installation of rebar and concrete for equipment, pipe rack, building and miscellaneous foundations.

2.4.8       Structural Steel

            The Structural Design Criteria for the Facility shall be in accordance with Attachment 9. Contractor shall erect structural steel required for pipe racks, equipment supports, access ladders and platforms, and miscellaneous structures.

            Notwithstanding the foregoing, Contractor will complete construction of the Facility per the design completed as a part of the Prior Work, including platforms and ladders per the Major Equipment Subcontractor's standard supply.

2.4.9       Buildings

            Contractor shall erect administration and maintenance building, water treatment building, and other miscellaneous yard structures as indicated in Article 3.6.

2.4.10      Mechanical Equipment

            Contractor shall install all Equipment necessary to complete the Facility in accordance with this Specification. Installation shall be generally in accordance with manufacturer's instructions. Installation shall include setting of equipment, grouting, and alignment. Contractor shall ensure vendor representatives shall be present at Site, as required by Contractor, for the equipment installation and commissioning. Contractor shall inspect and record all significant and substantial equipment installations, settings, and alignments as per the Contractor's QA/QC plan.

2.4.11      Piping

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

            Contractor shall install all underground and above ground piping including field welding, installation of piping supports and guides, and testing in accordance with applicable piping specifications.

2.4.12      Electrical

            Contractor shall install all electrical equipment and material procured by Contractor including transformers, iso-phase bus duct, generator circuit breakers, power distribution centers, medium and low voltage switchgear, and motor control centers (MCCs), batteries, chargers, UPS, cable tray, conduit, cable and distributed control system (DCS). Contractor shall perform the installation in accordance with applicable Laws, generally in accordance with manufacturer's recommendations, contract drawings and specifications including, but not limited to, the National Electric Code (NEC
            1999).

2.4.13      Instrumentation

            Contractor shall install all instrumentation and control systems procured by Contractor, including CEMS, DCS, field instrumentation and associated instrument wiring. Contractor shall perform the installation in accordance with applicable Laws generally in accordance with manufacturer's recommendations, contract drawings and specifications, including but not limited to, the National Electric Code (NEC 1999).

2.4.14      Coating/Painting

            All field painting of Equipment, piping, buildings, stacks, structural steel and other components of the Facility shall be provided by the Contractor as mutually agreed between Owner and Contractor during the Assessment Period. All vendor-furnished equipment shall be supplied with a paint system as defined in the project painting/coating specifications (DENA-0-SP-5-PA-01). The paint system shall comply with Special Use Permit Stipulations. Contractor shall manage the painting contractor in the most economical way practical.

2.5         Commissioning and Performance Verification

            Contractor shall provide Commissioning and Performance Verification of the Facility including construction support during the Commissioning and Performance Verification phase of Work.

2.5.1       Commissioning

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

            Contractor shall be responsible for system checkout, cleaning and flushing, system pressure verification, electrical continuity, setting of initial set points and all other such Commissioning activities for the Work.

2.5.2       Commissioning Activities

            Contractor's Commissioning Activities and Performance Verification shall include the following:

            -     Equipment initial operation and balancing

            -     Equipment alignment / adjustment

            -     Equipment lubrication

            - Pipe flushing or high pressure water cleaning, or steam or air blows

            -     Chemical cleaning

            -     Disposal of flushing and cleaning chemicals

            - First fill of lube oils and chemicals (except Owner supplied chemicals per clause 3.8.2) and will replenish to the extent necessary to achieve Substantial Completion and will replenish to at least 25% of storage capacity.

            -     Systems initial operation and adjustments

            -     Electrical insulation verification and continuity checks

            - Verification and calibration of circuit breakers within the Work

            -     Motor rotation verification

            -     Checkout and calibration of protective relays within the Work

            -     Phase rotation check of distribution equipment

            -     Instrument calibration

            -     Instrument loop checks

            - Checkout of motor and pneumatic operated valves and control valves

            - Relief valve calibrations, including boiler relief valves and adjustments required by ASME Code

            - Installation of SCR catalyst following initial combustor firing

            -     Demonstration Tests

                  The following functions will be demonstrated during the normal course of commissioning. As these functions are demonstrated and witnessed by the plant operating personnel, the successful completion of these tests will be recorded in the plant log in the Control Room.

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

                  Should Contractor fail to perform the successful completion of these Demonstration Tests during the normal commissioning effort, Contractor will specifically schedule and complete any such tests prior to Substantial Completion.

                  -     Cold Start Up

                  -     Hot Start Up

                  -     Steam Turbine Bypass

                  -     Combustion Turbine Trip

                  -     Normal Shutdown

                  -     DCS - Normal Power Block Operations

                  -     DCS - Reduced Plant Operation

                  -     Equipment Lead-Lag Control

                  -     Water Treatment System

                  -     Chillers

2.5.3       System Turnover Packages

            Contractor shall commission the Facility by plant systems. These systems shall be identified prior to beginning commissioning activities at Site. The turnover of a system from construction to the commissioning group shall utilize a system turnover package containing appropriate documentation, similar to that listed below, assembled for each system. Subsequent to completing the commissioning activities, Contractor shall submit turnover packages and the appropriate documentation to Owner or Owner's designee for review and acceptance (which shall not be unreasonably withheld) prior to Substantial Completion. The exact timing of system turnover necessarily shall remain flexible to accommodate construction completion and commissioning priorities of specific systems, but shall meet or exceed the schedule requirements for the project.

            Owner or Owner's designee shall respond in writing to each turnover package within five (5) days of submittal by Contractor. If Owner agrees with Contractor's turnover package, Owner shall execute and deliver to Contractor a letter of acceptance. If Owner disagrees with Contractor's turnover package, Owner's response shall set forth in reasonable detail the reasons for such disagreement and Contractor shall take corrective action as in its judgment may be required to respond properly to the objections raised by Owner. If Owner does not respond to such turnover package within the requisite time period specified above, the turnover package shall be deemed accepted by Owner. Included with the turnover

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

            packages may be a list of minor defects and deficiencies of the work, including documentation, not adversely affecting the safe operation of the plant. Such minor defects or punch list items shall not have to be corrected prior to Substantial Completion, but shall be corrected prior to Final Completion.

            Final records of the turnover packages will be a part of the final documentation provided to Owner at the end of the project and shall include:

            -     System turnover forms

            - Hand-marked or revised P&IDs delineating boundaries of mechanical systems and one-line diagrams delineating boundaries of electrical systems

            -     System turnover punchlist

            -     Instrument device field calibration records

            -     Instrument loop field calibration records

            -     Circuit breaker verification and calibration records

            -     Protective relay verification and calibration records

            -     Megger / Hi-Pot verification reports

            -     Alignment and lubrication records

            -     Water analysis commissioning confirmation

            -     Chemical cleaning and flushing records

            -     Steam and / or air blow records

            -     Piping hydrostatic verification and radiographic reports

            -     Instrument set point records

3.0         SCOPE OF FACILITIES

            The following describes the Facility to be designed, constructed and commissioned.

3.1         Power Block

            The Power Block consists of the major power generation equipment and the associated auxiliary equipment. Each of the Power Blocks consist of two GE Model 7241 (also referred to as Frame 7FA enhanced) CTGs with

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

            a nominal rating of 160 MW each, two (2) inlet air chiller packages, two (2) triple pressure level, reheat, HRSGs, one (1) GE condensing, reheat, down exhaust STG with a nominal rating of 300 MW, exhausting to an air cooled condenser, boiler feedwater pumps, condensate pumps, and interconnecting piping.

3.1.1       Combustion Turbine-Generators

            Four General Electric model 7241 CTGs for installation and commissioning by Contractor. The CTGs shall be 60 hertz, 3600 rpm, single-shaft gas turbines, directly connected to the generator, and shall be designed to burn natural gas only. The CTGs shall be supplied with the major auxiliary equipment and systems listed below:

            -     Combustion system

            - Ignition system including ignition transformers, spark plugs and interconnecting system

            -     Compressor inlet air plenum with drain connection

            -     Inlet duct air chiller coils

            -     Turbine exhaust plenum / diffuser

            -     Rigid type load coupling

            -     Enclosure for installation in an outdoor environment

            -     Dual exhaust frame blowers or cooling fans

            -     Dual enclosure air blowers

            -     Fire protection system

            -     Fire detection system

            - On-line and off-line water wash manifold and piping to enclosure edge

            -     Mounted terminal boxes and interconnecting wiring

            -     Mechanical Auxiliary System including:

                  -     Lubrication and hydraulic oil systems

                  -     Fuel gas control system

                  -     Starting system

                  -     Shaft turning system

            - Gas cleaning, treatment and heating system including fuel gas absolute separator, electric heater for dew point temperature control (if required for commissioning), and IP hot water heater for fuel gas preheating (one for each train)

            -     Packaged skid mounted hydrogen-cooled generator

            - Inlet air system with self-cleaning pulse jet filters and infrastructure for inlet chilling

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

            - Control module including turbine control and generator protection systems with human-machine interface hardware in each local PEECC and the Facility control room Generator excitation system

            - Compressor water wash skid (one per Block) suitable for both on-line and off-line water wash including a ventilated and heated enclosure for outdoor installation.

3.1.2       Inlet Chillers

            Two (2) complete inlet chiller systems for installation and commissioning by Contractor. The inlet chillers shall chill the inlet air of the CTGs to improve the overall performance of the plant. The design of the inlet chilling system shall be based on 2% ASHRAE wet bulb temperature. The refrigerant shall exchange heat with a closed-loop chilled water line, which shall then exchange heat with the inlet air of the CTGs via the air chilling coils. The resulting affect shall be chilled air entering the CTGs at approximately 45 degrees F. The inlet chillers shall be provided with the following features:

            -     Modularized design

            -     Centrifugal compressors - single stage

            -     Evaporator (air chilling coils)

            -     Two stage chilled water pumping system

            -     Condenser

            -     Cooling tower

            -     Lubrication system

            -     Control system

3.1.3       HRSGs

            Four (4) HRSGs for installation and commissioning by Contractor. The HRSGs shall be triple-pressure level with reheat. The nominal design conditions for the high-pressure steam system shall be 1800 psig at 1050 degrees F with reheat to 1050 degrees F. The HRSGs shall be provided with the following features:

            -     Duct burners

            -     Selective Catalytic Reduction (SCR) system for NOx reduction

            -     CO Catalyst

            -     Feedwater regulating control valves

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

            -     Cold casing design (Internal Insulation)

            -     Access stairs, ladders and platforms

            - Height and diameter of exhaust stacks in accordance with the Air Permit (Authority to Construct dated 6-3-04)

            -     Stack dampers

            -     Ammonia injection system for SCR usage

3.1.4       Duct Burners and SCR System

            Four (4) duct burners for installation and commissioning by the Contractor. Each duct burner shall be complete including firing equipment, duct enclosure (burner frame), fuel train skid, and burner management system. The duct burner system shall not be operated unless the corresponding CTG is at its full load capacity.

            Four (4) SCR systems including the catalysts as well as other system components for installation and commissioning by the Contractor. The SCR systems shall utilize 19.4% aqueous ammonia to control NOx emissions. Contractor shall furnish and install the equipment for storage and delivery of the aqueous ammonia.

3.1.5       STG

            Two (2) General Electric STGs for installation and Commissioning by Contractor. These STGs convert the thermal energy in the steam produced in the HRSGs to electrical energy. Each STG consists of combined high pressure / intermediate pressure (HP/IP) sections in a common case, and a low-pressure section. High-pressure steam is supplied to the HP section of the steam turbine. The HP turbine exhaust is returned to the reheat section of the HRSGs. The reheat steam mixed with the IP steam is returned to the IP section of the steam turbine. The IP turbine exhaust is discharged to the LP section. LP section steam flow is exhausted to the condenser.

            The generator shall be hydrogen cooled with static excitation. Generator shall be rated at 0.95 leading / 0.85 lagging power factor. Each STG shall be supplied with the following accessories:

            -     HP stop and control valves

            -     Valving for cascade by-pass

            - Lube oil system with dual coolers, AC driven pump and DC driven emergency pump

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

            -     Hydraulic oil system

            -     Seal steam system

            -     Insulation system

            -     Turbine control system

            -     Generator excitation system

3.1.6       Air Cooled Condenser Unit (ACCU)

            Two (2) complete air-cooled condenser units for installation and commissioning by Contractor. The air-cooled system will provide cooling for condensing the STG exhaust. The system will consist of multiple cell air-cooled condenser sections constructed of carbon steel with utility grade carbon steel finned-tube bundle assemblies, axial fans, duct from the STG to ACCU, duct heaters, condensate storage tank and pumps, air removal system and bundle cleaning system.

            The condenser duct shall include distribution headers necessary for the steam turbine bypass to dump main steam into the condenser after the pressure and temperature of the steam have been reduced.

            Steam cycle make-up water shall be added from the demineralized water storage tank by the demineralized water pump through a level control valve.

            Condenser vacuum shall be initially developed and normally maintained by the steam jet air extraction system supplied with the condenser. This system shall reduce the condenser pressure from atmospheric upon each restart, and continuously remove non-condensable gases from the condenser during normal operation.

3.1.7       Condensate Pump

            The condensate tanks shall supply condensate to the suction of the vertical can-type condensate pumps that pump condensate to the HRSG LP drum. Two 100% capacity condensate pumps shall be provided per condenser.

3.1.8       Main Steam System

            The main steam system provides distribution of HP, IP / Reheat, and LP steam to each STG on a per Power Block basis. High pressure steam shall flow from each HRSG through an isolation valve and into the high pressure steam header, where the steam shall be routed to the STG. Intermediate pressure steam shall be mixed with cold reheat steam from the STG and further superheated in the HRSG re-heaters. Hot reheat steam

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

            shall flow from each HRSG to the hot reheat steam header, which delivers the steam to the IP section of the STG. Low-pressure steam shall flow from each HRSG into the low-pressure steam header that delivers the steam to the LP sections of the STG, where it mixes with IP exhaust steam.

            A STG bypass system shall provide a means to bypass each steam turbine during start-up and plant upset conditions only, including steam turbine trips. However, the bypass system is not designed to allow the plant to operate in bypass mode for durations longer than four (4) hours in a twenty-four (24) hour period. The STG bypass system shall include the necessary valves and piping to transfer steam flows from the steam turbine to the air cooled condenser. Valves and controls to protect the steam turbine shall be supplied with the steam turbine.

            Each STG bypass shall be sized to bypass 100% of the steam from both HRSGs (without duct firing).

3.1.9       Boiler Feedwater Pumps

            Each HRSG shall be provided with two 100% capacity (one operating and one standby), motor driven, multistage, segmented-ring boiler feed water (BFW) pumps. The pumps shall take suction from a single HRSG low-pressure drum and pump the water to the corresponding intermediate pressure and high-pressure drums. Feed to the IP drum shall be via an inter-stage bleed. Each BFW pump shall be provided with bearing temperature monitoring and vibration switches.

            Each BFW pump shall be provided with a recirculation line to maintain the minimum pump flow rate and for warm up of the pumps as specified by the pump manufacturer.

3.2         Balance of Plant Systems

            The following sections describe the balance of plant systems.

3.2.1       Closed Loop Auxiliary Cooling System

            The closed loop auxiliary cooling water (ethylene glycol-water solution) system provides cooling for auxiliary equipment. The system will utilize demineralized water with corrosion inhibitor. Two (2) 100% pumps will be provided per cooler. A wet surface air cooler will remove heat from the closed loop cooling water at high ambient temperatures. A fin fan cooler operates at all ambient conditions to remove heat from the system.

3.2.2       Natural Gas Supply

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

            The natural gas supply system consists of the metering station, natural gas treatment and heating, and supply piping to the combustion turbines, duct burners, and auxiliary users.

            The Owner shall furnish and commission the natural gas revenue metering station. This station shall include the natural gas revenue metering, pressure regulation, and necessary liquid removal equipment, if required. Contractor shall provide technical support to Owner to assist in defining the interfaces with the natural gas supply company. Owner shall provide all hardware and associated installation for pressure control and shutdown at the metering station. Contractor shall connect to the metering station at a flange located as shown on the Interface Plan, Attachment 13. Contractor shall commission the system from the interconnection point into the Facility. Odorization of natural gas by Contractor is not provided.

            Owner shall provide, within the power plant area, the natural gas treatment and heating equipment as part of the CTG scope of supply. Contractor shall install and commission the gas treatment equipment supplied as part of the CTG scope. The Contractor shall coordinate these tie-in connections with the Owner.

3.2.3       Boiler Feed Water Treatment System and Condensate Storage

            Blowdown from the chiller cooling tower and wet surface air coolers shall be used as makeup for the boiler feedwater (BFW) treatment system. The BFW treatment system shall reduce dissolved solids to the final boiler feed water requirements through a demineralized water treatment system.

            Demineralized water from the BFW treatment system shall be stored in the demineralized water storage tank that provides make-up water to the surface condenser hotwell. The storage tank shall provide sufficient storage capacity for requisite cycle make-up. The tank shall provide suction to two 100% forwarding pumps and shall have connections to receive excess condensate from the condenser hotwells during Facility transient conditions. The BFW System shall include the following or equal equipment:

            -     One (1) mixed-bed polisher

            -     Two (2) 100% Demineralized Water Pumps

            -     One (1) 225,000 gallon Demineralized Water Storage Tank

            -     Interconnecting piping and valves

3.2.4       Boiler Blowdown

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

            The boiler blowdown system shall collect drains from the HRSGs and the related main steam cycle components. The drain piping routes steam generator component drains, including steam drum blowdown and miscellaneous related drains, to blowdown tanks as required to dissipate steam energy and collect condensate for fluid transfer.

3.2.5       Chemical Feed for Boiler Feedwater

            The purpose of the Chemical Feed for Boiler Feedwater system is to protect the HRSGs from corrosion and scale formation. The system shall consist of the following major equipment for each HRSG:

            -     One (1) 100% polyphosphate injection pump/tank

            -     One (1) 100% oxygen scavenger injection pump/tank

            -     One (1) 100% amine injection pump/tank

            -     Chemical storage facilities

            -     Piping, valves, and appurtenances

            The chemical feed system shall be designed based on using Betz chemicals.

            The chemical feed systems shall maintain water chemistry at acceptable conditions. An oxygen scavenger shall be fed to the condensate pump discharge for oxygen scavenging. Phosphate shall be fed to the HP boiler drum to maintain the desired level of phosphate concentration and metal passivation. Neutralizing amine shall be fed to the LP Drums for neutralizing acid-forming gases and to maintain the desired pH.

            Each chemical feed system shall include a chemical feed pump with stroke adjustment which can be manually set to control the flow rate of chemical feed and, if needed, a timer which can be manually set to control the start time and run time of the pump.

            The chemical conditioning system for the HRSGs shall be sized to maintain the proper amount of chemical conditioning at the applicable full condensate flow rate. Each set of pumps shall be provided with suction strainers and connections for a portable calibration column. Materials for the chemical feed pumps shall be fully compatible with the chemicals handled and the system operating conditions.

3.2.6       Raw Water Supply

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

            Raw water for the facility will be supplied from two wells located on the Site. The on-site water well will feed raw water to the water treatment system to be clarified, filtered and treated by chemical addition. This treated water will be stored in two tanks to be used for all water system needs and firewater.

            The supply and installation of the water wells, well pumps and motors and any local well controls and/or power transformer is by Owner. Contractor will supply piping from the water well pump flanges to the water treatment facility within the plant. Contractor will also provide a 4160V, 3 phase, 60HZ electrical feed and the control interface. The control interface will be via fiber optic cable.

            Only one well may be operated at a given time. Well WS-2 shall be the primary well with WS-1 controlled manually as a backup. Both wells shall be headered together with the piping to the water treatment system.

            A sample water analysis was taken from the existing Kerr McGee water well and is included as Attachment 6.

            A more complete description of the water treating system is found in the Water System Design Criteria included as Attachment 11.

3.2.7       Auxiliary Boiler

            The Auxiliary Boilers shall be fire tube, low emission, gas-fired, natural circulation, packaged type boilers complete with single gas burner, motor-driven forced draft fan, electronic programming and flame safeguard controls, boiler limit and fuel safety interlocks, fully automatic combustion controls, feed water regulator and control panel.

            Auxiliary Boilers provide steam until the HRSGs begin providing steam and sparging steam upon plant shutdown. During initial start-up (i.e. with no cold reheat or HP steam available), auxiliary steam will be provided by the auxiliary boilers at 125 psig saturated. The auxiliary boilers are fired by natural gas from the Fuel Gas System. Make-up water for the auxiliary boilers is supplied from the Demineralized Water System, with the water deaerated by the Auxiliary Boiler Deaerators. Two relief valves protect each auxiliary boiler from over pressurization.

3.3         Electrical Systems

            The Electrical Design Criteria is included as Attachment 10. The Facility shall include the following electrical systems.

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

3.3.1       Generator Electrical System

            The generator electrical system provides the means of connecting each generator output to the Owner-supplied transmission lines/switchyard and to the Auxiliary Electrical system. Six (6) main step-up transformers for installation and commissioning by Contractor are provided as described below.

3.3.1.1     CTG - Electrical

            Each CTG shall be connected via isolated phase bus duct to an 18 kV generator circuit breaker and generator step-up (GSU) transformer. The generator main leads shall consist of an isolated phase bus connection from the generator bushings to the GSU transformer low side terminals via the generator breaker. The GSU transformer shall convert power from the 18 kV generator voltage to the 525 kV transmission voltage level.

3.3.1.2     STG - Electrical

            Each STG shall be connected to the generator step-up transformer via isolated phase bus duct. The STG generator breaker shall be on the high voltage side of the GSU transformer. The generator main leads shall consist of an isolated phase bus connection from the generator bushings to the GSU transformer low side terminals. The GSU transformer shall convert power from the 18kV generator voltage to the 525kV transmission voltage level (The GSU transformer high side bushings shall be connected by Owner to the STG generator circuit breaker supplied by Owner).

3.3.1.3     Transmission Line Interconnection

            Owner shall supply the STG circuit breaker on the high side of each STG main step-up transformer and all associated 525kV equipment. Owner shall supply all necessary hardware and the installation to connect both CTG GSU transformers, the STG GSU transformers and the generator circuit breaker to the owner-supplied 525kV transmission line/switchyard. Control, relaying and metering wiring and raceways from and to equipment furnished by Owner shall be designed, furnished, and installed by Owner. Terminations of Contractor-furnished cabling at Owner-furnished equipment shall be by Owner.

3.3.1.4     Generator Electrical System

            The generator electrical system per Power Block shall include:

            -     CTG1 GSU Transformer with Lightning Arresters

            -     CTG2 GSU Transformer with Lightning Arresters

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

            -     STG GSU Transformer with Lightning Arresters

            -     18kV CTG Generator Circuit Breakers

            -     18kV Isolated Phase Bus Ducts

3.3.2       Auxiliary Electrical System

            The auxiliary electrical system provides a means of stepping-down the generator terminal voltage to deliver power to the plant auxiliaries and equipment. The high voltage side of each unit auxiliary transformer (UAT) shall be connected to the 18kV main leads between each CTG circuit breaker and its respective GSU transformer. The low side bushings of the UATs shall be connected to 4.16kV switchgear.

            The 4.16kV system shall include the necessary breaker transfer equipment to allow starting of either gas turbine generator with the other gas turbine generator operating.

            Station service transformers shall step-down three-phase 4,160 volt power to three phase 480V power for service to the 480V switchgear. The three phase 480V power from the 480V switchgear shall be distributed throughout the plant to the MCC(s), miscellaneous distribution equipment, motor loads of 200 horsepower and below, and other low voltage plant loads. The auxiliary electrical system shall include the following major equipment:

            -     100% Unit Auxiliary Transformer

            -     4,160V Switchgear

            -     480V Switchgear

            -     4,160V-480V Station Service Transformers

            -     480V MCCs

            -     125V AC System and 120V AC Uninterruptible Power Supply (UPS)

3.3.3       Facility Electrical

            The Facility electrical system provides a power distribution system at various voltage levels for lighting, receptacles and smaller loads (motors, HVAC, etc.) as required for all buildings, the well pumps, and site support facilities. The Facility electrical system shall originate from 480 volt sources such as MCCs or power distribution panels. These sources shall provide power to miscellaneous loads, lighting, welding, HVAC and transformers at various load power requirements (i.e. 120V, 208V, and 480V).

3.3.4       UPS

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

            The UPS system shall provide low voltage AC power to vital circuits that require uninterruptible AC power and are considered vital for the safe operation and monitoring of the equipment during both normal and transient operating conditions. Typical loads that are considered for connection to the UPS include the Distributed Control System, the turbine supervisory instrumentation, programmable logic controllers (PLCs), shutdown networks, plant telephone system, and certain vendor-supplied control panels.

            The UPS system shall provide continuous 120 volt, 60 Hz power to the vital systems at the Facility. During normal operation, the station DC system shall provide power to the UPS inverter. The inverter shall convert the DC to 120 volt AC and provide power to the distribution panel through a static switch. A backup feed from the alternate AC power source shall power the step-down transformer. The output of the transformer shall be the second power source connected to the static switch. The static transfer switch shall automatically transfer to the alternate AC source when output voltage of the inverter deteriorates. Upon loss of synchronization, the static switch shall inhibit transfer to the alternate AC power source. A manual bypass switch shall provide a means to remove the inverter, battery, and static switch from service without interrupting the power to the distribution panel. The UPS system shall consist of the following components per 2 X 1 Power Block.

            -     Static inverter

            -     Static transfer switch

            -     Alternate source transformer

            -     Manual make-before-break bypass switch

            -     Two AC circuit breakers (alternate input and bypass source)

            -     One DC circuit breaker with shunt trip

            - Vital 120 V AC distribution panel with fused disconnects or breakers

            - Controls, indicating lights, meters and alarm to control the UPS

3.3.5       125 Volt DC Power

            The DC system shall provide power and control power for emergency equipment required for the safe shutdown of the plant. These loads typically include emergency DC lube oil pump associated with the STG, control power for power circuit breakers, switchgear, protective relaying, and the inverter.

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

            During normal operation the battery shall remain fully charged while the chargers supply power to all of the DC loads. If the plant AC power system fail, the battery shall provide power to the critical and emergency loads until the unit is safely shut down or returned to service. When the AC power is restored, the chargers shall be capable of supplying the plant DC power requirements while simultaneously recharging the battery within 24 hours.

            The DC system shall include a multiple cell storage battery, two 100% capacity battery chargers and a DC distribution switchboard.

            In addition to the plant DC power system, each CTG shall be furnished with its own 125 V DC system including charger and battery. These systems shall supply all DC loads associated with each CTG.

3.3.6       Emergency Diesel Generator

            Two emergency diesel generators shall be provided one per Power Block. Each generator shall be sized to feed one (1) wet surface air cooler fan, one (1) auxiliary wet surface air cooler exchanger pump, one (1) auxiliary closed loop cooling water pump, one (1) STG main lube oil pump, and one (1) STG turning gear.

3.3.7       Grounding

            The grounding system shall provide protection for personnel and equipment from the hazards that can occur during power system faults and lightning strikes. Contractor shall ensure the design and installation meets all applicable Laws. System design shall include the ability to detect system ground faults. The station grounding system shall be an interconnected network of bare copper conductor and copper-ground rods. In the plant area, grounding stub-ups shall be brought above grade in close proximity and connected to the building steel and selected equipment. The grounding system shall be extended to the remaining plant equipment per installation specifications.

            An instrument grounding system shall be provided in accordance with the grounding requirements of the DCS manufacturer. As a minimum, isolated instrument ground busses shall be connected to designated ground rods via insulated ground conductors to maintain isolation between safety and instrument grounds. The instrument ground system shall be bonded to the plant ground system at a minimum of one location. The grounding system shall:

            -     Protect personnel from electric shock hazards

            -     Protect equipment from excessive voltage

            -     Facilitate isolation of faulted systems

            -     Permit the dissipation of transient currents

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

            - Provide a stable reference point for instrumentation and control circuit measurements

            -     Safely dissipate lightning discharges

3.3.8       Continuous Emission Monitoring System (CEMS)

            A CEMS shall be provided for each HRSG stack to measure air emissions and generate reports. The CEMS shall be supplied and calibrated in accordance with the final Facility Air Permit (Authority to Construct dated 6-3-04) requirements, as administered by the permitting authorities in Nevada, as well as provide all required data logging and reporting. The CEMS shall include sample probe, sample conditioning, sample line, analyzers, calibration gas bottles for zero and span calibration, necessary connections, regulators, gauges, and solenoid valves and shall be furnished to provide a fully functional system. The Guideline on Continuous Monitoring Systems attached to the Final Air Permit shall only be used as a general reference document for development of the CEMS Quality Assurance Plan.

3.3.9       Heat Tracing System

            A plant heat tracing system shall be provided as specified in Attachment 10. The heat tracing system in the Power Block shall consist of self-regulating heat tracing cable, thermostats, heat tracing panels with main contactor and circuit breaker panels. Each heat tracing panel shall include a status light at each feeder breaker indicating voltage is "ON" the branch circuit. Status of each heat tracing panel incoming contactor shall be wired to the DCS. Heat tracing requirements for balance of plant areas (i.e. cooling tower area) shall be fed directly from a local distribution panel board.

3.4         Plant Control System

            The Contractor shall ensure that the plant control system meets the applicable project specifications and is generally in accordance with ISA standards. The control system shall be a fully integrated microprocessor-based system in a functionally distributed architecture consisting of redundant processors. The control system shall be programmed to perform specific control, data acquisition, alarming, shutdown, reporting, and other operational tasks. The GE control system controls the shut-down of CTGs and STG. The processing units shall communicate with the operator CRT consoles, input/output cabinets, and control systems work stations, combustion and steam turbine/generator control systems, and other control subsystems via redundant data highways and/or data links. Where necessary, communication with the third party control systems (such as CTG's and STGs, demineralizer, etc.) shall be simplex (not redundant).

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

3.4.1 Plant instrumentation of sufficient accuracy shall be installed to perform Facility Performance Verification.

3.4.2 The control system design shall include redundancy, as depicted in the P&IDs in Attachment 2, to avoid device failures from significantly impacting unit safety, control and operation. The controls for CTGs, STGs, HRSGs and balance of plant equipment shall be interfaced to provide an integrated Facility control system.

3.4.3 The control system shall provide analog (modulating), and digital (on/off) control and monitoring of the Facility equipment and systems. Sufficient sequence of events input points shall be provided to monitor and alarm various trip signals to support post-trip analysis.

3.4.4 The control system shall support both automatic and manual modes of operation, and shall provide the operator with real time information on equipment status and process variables via CRT displays and/or printed logs. The control system operator stations shall provide the operator with single window interface capabilities for all normal unit and plant control functions.

3.4.5 The control system shall automatically alarm, display on CRT(s), and/or record on log printer(s) out-of-limit and abnormal conditions.

3.4.6 The control system shall be a microprocessor-based system consisting of the following major components:

            - DCS processors, power supply, communications hardware and associated cabinets. DCS processors, power supplies, and communications hardware are to be of a redundant design

            - Input/output subsystems for digital and analog interface with field instrumentation and equipment and the associated input/output cabinets.

            - Eight (8) DCS Operator stations including, but not limited to CRT, mouse, keyboard, storage and hard copy devices The entire plant can be operated by any combination of DCS Operator stations.

            - Storage media for system and control configuration including, but not limited to graphics, report forms, and programs

            -     System input/output cabinets with redundant power supplies

            -     Redundant communications data highway for DCS

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

            - Three (3) engineer's work stations consisting of one Professional Plus work station and two Professional work stations, and one application station (historian)

            -     Two (2) color printers and two (2) black/white printers

3.4.7 Contractor shall provide assistance and shall coordinate with Owner on interfacing the DCS to the plant monitoring and control package supplied, installed and commissioned by Owner. Contractor has no responsibility for the programming or set up of the servers not directly associated with the plant DCS.

3.4.8 Miscellaneous third party control systems are supplied with mechanical equipment, such as the turbine generator control systems (redundancy consistent with DCS philosophy), demineralized water control system (simplex), CEMS, etc.

3.5         Utility Systems

3.5.1       Plant/Instrument Air

            The plant/instrument air system shall supply clean, dry, oil-free air at the required pressure and capacity for all pneumatic controls, transmitters, instruments and valve operators and clean compressed air for non-essential plant air requirements. The plant/instrument air system shall include the following:

            - Two (2) 100% capacity, air cooled, single stage, oil lubricated rotary screw type air compressors, instrument panel, lubrication system, after-cooler, moisture separator, intake filter-silencer, air/oil separator system and an unloading valve

            -     One (1) full capacity air receiver

            - Two (2) full capacity, dual tower, heater-less type desiccant air dryers

            -     Two (2) full capacity pre-filters

            -     Two (2) full capacity after-filters

            -     Associated header and distribution piping and valves

            The plant air system shall be taken through flow limiters that serve to protect the integrity of the instrument air system.

3.5.2       Service Water

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

            Water from the Raw Water/Firewater Storage Tank shall be used as service water. Service water shall be routed to various utility stations throughout the Facility to be used for general wash down and utilities such as water seals, cleaning, and flushing.

3.5.3       Potable Water

            Water from the Raw Water/Firewater Storage Tank shall also be used to generate potable water. Contractor shall provide and install the potable water system, which consists of a raw water storage tank, a pretreatment system, a reverse osmosis (RO) system, a bladder tank/pump system, and a RO water storage tank. Safety showers will be supplied by the potable water system.

3.5.4       Wastewater

            Process wastewater contaminated with oils will be segregated from other wastewater and routed to the oily waste water system. Various oil contaminated wastewater streams will be collected in the Turbine Area oily wastewater sumps, 1 & 2 GT-Sump-0100, and then pumped to an oil/water separator to separate and remove the oil.

            Oil from the oil/water separator will gravity flow to the Oil sump, 0WT-Sump-0100 which will be periodically emptied by a waste hauler. The Clear Water Sump, 0WT-Sump-0200, receives clean, oil-free, water from the OWS separator before recycling the water to the CTBD Surge tank for reuse in the Water Recovery System.

            Steam blowdown streams will be collected in the HRSG Blowdown Sumps, 1 & 2BB-Sump-0100, and pumped to the CTBD Surge tank.

            GT wash water streams are directed into the respective Gas Turbine Compressor Wash down Collection Sumps, 1GT-Sump-1110 and 2GT-Sump-2110. The Gas Turbine Compressor Wash down Collection Sump is sized to hold the off-line wash drainage for two gas turbine washes so that back-to-back gas turbine off-line washings are possible. The collection sump will be emptied with a vacuum truck designated for proper off-site disposal.

            Curbed containment sumps are provided in the chemical storage areas. These containment sumps include manual drain valves mainly for draining rain water which are normally closed.

            A regeneration waste neutralization system will receive the regeneration wastes from the cation exchangers and the chemical containment sump. This system neutralizes the pH by the addition of acid or caustic prior to discharge to solar evaporation ponds. Maximum discharge to the ponds is 23-30 gallons per minute.

            The design and associated permitting of the evaporation pond shall be furnished by Owner. Installation and construction permits for the evaporation pond is by Contractor. The evaporation ponds shall consist

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

            of two cells approximately equal in size. The ponds are designed for periodical removal of accumulated salts during this period based on the water analysis in Attachment 6. The water surface area at the operating capacity covers approximately 10 acres. The operating depth of each cell is approximately 4.5 feet. The beam crests are sized to facilitate vehicle traffic. All side slopes of the pond are at a 3:1 (H:V) slope.

3.5.5       Sanitary Waste

            The sanitary waste system shall collect facility sanitary wastes and route the waste to a leach field. The sanitary waste system shall be designed to carry and treat the design flows associated with 32 personnel, consisting of staff and visitors. The system shall be designed to comply with all applicable Laws.

3.5.6       Plant Security

            The plant security system shall control access to the plant site for all visitors and employees. The security system shall include the following:

            -     A fence surrounding the Facility perimeter

            -     A motor-operated gate with a card reader or keypad

            - An intercom system between the gate and the control room and the administration area

            - A closed circuit television system with a monitor in the control room and the administration area

            During construction, the Contractor shall provide perimeter safety and security fencing around the working areas.

3.5.7       Fire Protection

            The Fire Protection Design Criteria shall be as specified in Attachment 5.

3.5.8       Plant Telephone System

            The plant telephone system shall include telephone outlets in the administration offices, control room, maintenance shop, warehouse area, PDC 1A/1B/2A/2B, PEEC four (4), two (2) Sample Panel, four (4) Inlet Chillers, and four (4) CEMS. Owner shall supply plant telephone private branch exchange (PBX) equipment for switching on-site telephones and for connection to local phone service. Additional lines for fax machines shall be furnished in the Administration Building. Wiring shall be installed in the administration offices, control room and maintenance area for implementation of a local area network by Owner. Owner shall provide

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

            phone handsets for each of the offices. Contractor shall provide wiring and outlets.

            Contractor shall install a dedicated telephone line for the GE LTSA which shall have an On-Site Monitor (OSM) that the controller can report machine data to a central monitoring station for GE.

3.6         Buildings and Roads

3.6.1 The following buildings shall be provided as part of this Engineering and Construction Agreement:

            1. Administration/Main Control Room Building - reference attached drawings per Attachment 12 for the Floor Plan. The building shall incorporate the plant control room and offices for the Facility administrative staff. It shall be designed to meet the requirements of the Americans with Disabilities Act (ADA). One male and one female restroom shall be provided as well as an unfurnished breakroom area with basic kitchen type cabinets and appliances as shown on the reference drawings. Floor finishes shall be vinyl in the offices area and breakroom, vinyl flooring in the restrooms and mechanical room and an access floor system in the control and IT rooms with a laminate finish. The building shall be heated and air-conditioned. Entrance doors shall include an airlock for all external entrances. The building shall be provided with a sprinkler system for fire protection.

            2. Warehouse/Maintenance Building - reference attached drawings per Attachment 12 for the 1st Floor Plan and 2nd Floor Plan. The building shall be provided with gang shower area in the men's restroom, in addition to a handicap accessible shower and a handicap accessible shower only in the women's restroom. The maintenance area of the building shall include shop space for routine plant maintenance activities. Electrical service shall be provided for the Owner-supplied machine shop equipment. The building shall be heated and air-conditioned. The building shall also be provided with a sprinkler system for fire protection.

            3. Water Treatment Building - The water treatment building shall be per Attachment 12 and shall be heated and the electrical room (only) shall be air-conditioned.

            4. Fire Pump House - The building is estimated to be 20'X20'X12' high and shall be heated and ventilated.

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

            5. Power Distribution Center (PDC) Buildings - The buildings shall be pre-fabricated type and shall be heated and air-conditioned.

3.6.2 The scope for all buildings does not include any furnishings such as desks, tables and chairs.

            The scope shall include an asphalt plant access road and asphalt loop plant road around the perimeter of the area occupied by the turbines, HRSG's, air cooled condenser and PDCs. An asphalt-paved parking lot with adequate space for 32 vehicles including one handicap accessible space shall be provided. All gas bottle areas will be asphalt-paved to accommodate forklift access.

3.7         Temporary Construction Utilities

            Contractor shall provide the following temporary construction utilities:

            - Construction Power - Contractor shall provide temporary diesel generators and necessary fuel for temporary construction power connection from the start of construction activities at the Site through 12-31-04 at Owner's cost. Contractor may utilize Owner's two temporary existing 800 KW diesel generators for construction power.

            - Telephone - Contractor shall utilize the permanent service pedestal that it shall have installed at the property for temporary construction needs.

            - Sanitary Sewer - Contractor shall utilize third party contracted service to provide holding tanks and port-a-lets for sanitary sewer needs. Permanent sanitary waste facilities shall be provided prior to permanent occupancy.

            -     Drinking Water - Contractor shall provide drinking water.

            Owner shall provide the following temporary construction facilities

            -     Fuel Gas, back-feed power and electric load.

            - Water - Owner shall make available to Contractor two water wells to supply construction raw water and permanent plant water.

            - Owner shall provide tie-in and pay for all construction power on and after 1-1-05.

            - Temporary Lay-Down - Owner shall provide temporary construction lay-down areas defined in Exhibit B.

3.8         Lubricants/Oils/Chemicals/Gases

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

3.8.1       Lubricants/Oils

            Contractor shall supply initial fill of all lubricants and oil and shall top off at Substantial Completion. Contractor may at its option utilize flushing oils for permanent installation after adequate processing.

3.8.2       Chemicals

            Contractor shall provide initial fill of chemicals except for water treatment (pretreatment, cooling tower, demineralized and boiler feedwater chemicals, which shall be provided by Owner). Contractor shall replenish all chemicals to the extent necessary to achieve Substantial Completion of each respective Power Block (except for Owner supplied water treatment chemicals) and all chemicals consumed during commissioning at Substantial Completion of each respective Power Block and will replenish to at least 25% of storage capacity. Contractor will provide necessary support labor to install Owner supplied chemicals.

3.8.3       Gases

            Contractor shall provide all gases (except for fuel gas) necessary for construction and commissioning of the facility. Contractor shall provide storage hydrogen trailer/bottles including transportation costs for the duration of commissioning. Contractor shall pay for hydrogen consumed through Substantial Completion. Contractor shall replenish to the extent necessary to achieve Substantial Completion of each respective Power Block and will replenish to at least 25% of storage capacity gasses consumed during commissioning at Substantial Completion.

B.          PERFORMANCE GUARANTEES AND VERIFICATION PROCEDURES

1.0         PURPOSE

            The purpose of this Section is to define the criteria for plant performance guarantees, the basis for guarantees, Contractor's obligation for Performance Verification of each Power Block, and verification acceptance criteria for demonstrating that contractual performance guarantees have been met in accordance with this Exhibit A.

            There are a total of four (4) Acceptance Test types:

            -     Plant Performance Tests (Output and Heat Rate)

            -     Three (3) Day Reliability Test (After Substantial Completion)

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

            -     Environmental Compliance Test

            -     Utility Acceptance Test

            Operation during testing with altered or modified control systems, or using methods of operation that would not be recommended or normally used for long term operation under prudent power contractor practices will not be allowed under such procedures.

2.0         PLANT PERFORMANCE TESTS

2.1         Performance Guarantees

            The "Power Block Performance Test" shall mean the test of each Power Block independently to demonstrate the Power Block's compliance with the Power Block Performance Guarantee for Net Electrical Output and Net Heat Rate. The Power Block test shall consist of two (2) combustion turbines, associated HRSGs and steam turbine operating at base load and steady state conditions, chillers off, duct burner on at 300 mmbtu/hr (LHV) heat input to each HRSG, and air cooled condenser fans operating to maintain the STG backpressure below the alarm point. The Performance Verification test results shall be corrected for the difference between the actual HRSG Duct Burner Heat Input during Performance Verification and the 300 mmbtu/hr
            (LHV) basis.

                             PERFORMANCE GUARANTEES

                          (Apply to Single Power Block)

                  Net Electrical Output                462,320 kW

                  Net Heat Rate                        6,887 BTU/kWH (LHV)

                  Maximum HRSG Duct Burner Heat Input  300.0 MMBtu/hr (LHV)

                          MINIMUM PERFORMANCE GUARANTEE

                  Net Electrical Output                439,204 kW

                  Net Heat Rate                        7,231 BTU/kWH (LHV)

2.2         Performance Bonus

            The "Power Block Bonus Performance Test" shall mean the test of each Power Block independently to demonstrate the Power Block's compliance with the Performance Bonus for Net Electrical Output and Net Heat Rate. The Power Block test shall consist of two (2) combustion turbines, associated HRSGs and steam turbine operating at base load and steady state conditions, chillers on, duct burner on at maximum allowable duct burner heat input, and air cooled condenser fans operating to maintain the STG backpressure below the alarm point. The Maximum HRSG Duct Burner Heat Input shall not be exceeded regardless of ambient temperature or Power Block capabilities.

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

                         PERFORMANCE GUARANTEE FOR BONUS

                          (Apply to Single Power Block)

                  Net Electrical Output                 583,000 kW

                  Net Heat Rate                         6,940 BTU/kWH (LHV)

                  Maximum HRSG Duct Burner Heat Input   524 mm btu, subject to
                                                        any mass flow
                                                        limitations due to
                                                        ambient conditions

2.3         Electrical Output

            The guaranteed Electrical Output of a Power Block shall be as specified in the Agreement adjusted to the Guaranteed Performance Conditions for Performance Guarantees, based on manufacturer and Test Contractor-supplied correction curves.

            Electrical Output is the sum of the power produced by the CTGs and the STG, less the auxiliary loads to run Power Block equipment and electrical losses in GSU transformers, interconnecting transmission lines, auxiliary transformers, and Auxiliary Systems and Facilities.

            For determination of output for the guarantee, the net electrical output of the Power Block shall be measured at the electric power revenue metering equipment located on the plant Site, which Owner shall provide at the high side of the main step-up transformers. Owner shall be responsible for calibration of the power revenue metering equipment and shall provide Contractor with calibration data sheets prior to testing.

2.4         Heat Rate

            The guaranteed Heat Rate of the Facility shall be as specified in the Agreement adjusted to the Guaranteed Performance Conditions for Power Block Guarantees, based on manufacturer and Test Contractor-supplied correction curves.

            Heat Rate is the total fuel consumed in the CTGs and duct burners divided by the Net Electrical Output of the Power Block. Fuel consumption used in determining Heat Rate is based on the lower heating value (LHV).

            The fuel consumption of the Power Block shall be determined from the mass flow measured downstream of the gas treatment equipment for each turbine and the LHV of the samples that shall be taken during testing. This meter shall meet AGA Report #3. Duct firing gas flows shall be determined using gas flow metering located in the gas line to each HRSG. In the event that Contractor discovers a discrepancy in the readings from the natural gas revenue meter during the preparation for Verification Testing, Owner shall be notified. The fuel consumption of the Power Block shall be determined from the following method.

            The mass flow calculation based on pressure drop across the GE-supplied gas flow orifices to each of the gas turbines. Duct firing gas flows shall be determined using gas flow

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

            metering located in the gas line to each HRSG. AGA Report #3 methodology shall be used, including the gas constituent analysis to calculate flow.

2.5         Auxiliary Loads

            The Power Block Performance Test and Power Block Bonus Performance Test output and heat rate are calculated with all ACC fans in operation at high speed. Auxiliary loads will be adjusted to reflect any operation of the fans at low speed or off-line during the performance tests.

            The expected Auxiliary Electrical Loads for the guarantee ambient conditions are tabulated in Attachment 17. Auxiliary loads include all loads common to both blocks plus the auxiliary load of the block being tested. Water treatment system and auxiliary boiler system will be turned off during the performance test.

2.6         Guaranteed Performance Conditions for Electrical Output and Heat
            Rate

            The actual Performance Verification results shall be adjusted to the following Guaranteed Performance Conditions for Electrical Output and Heat Rate.

2.6.1       Site Conditions

                  Barometric Pressure:            13.55 psia

                  Ambient Temperature:            103 degrees F

                  Relative Humidity:              19.6%

                  Elevation:                      2,228 ft

2.6.2       Operating Conditions

                  Power Factor:                   0.85 lagging

                  Blowdown:                       0 %

                  Performance fuels:              Per Attachment 8

                  Gas Turbine Operating Hours:    Performance Degradation shall
                                                  apply per GE's guarantee basis

                  Steam Turbine Backpressure:     Per GE's GEK-111038a, August
                                                  2004 Alarm Limits

                  Cooling Water temperature to
                  Generator Coolers:              105 degrees F (Max.)

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

2.7         Conduct of Verification

            Each Power Block Performance Verification shall be conducted using installed plant permanent instrumentation where practical. The performance verification plan shall be in general accordance with ASME PTC 46 "Performance Verification Code on Overall Plant Performance.

            Each Power Block Performance Verification shall consist of a series of four (4), one-hour verification runs applied to each power block
            (2x1). A minimum of one-half hour of Facility operation shall be required prior to four (4) one hour verification runs. The four (4) one hour verification runs shall be completed over a period not to exceed forty-eight (48) consecutive hours. Results of the four (4) one hour verification runs shall be averaged per Performance Verification Procedure.

            Verification readings (6 minimum) shall be taken at least once every 10 minutes during each of the verification runs and the average shall be calculated.

            Grab Samples taken at the gas metering station, or downstream of the gas treatment equipment shall be sent to a lab for independent analysis to determine the fuel heating value. The Grab Samples shall be taken at least once per verification run with a backup. The fuel heating value shall be determined by the averaged readings from the Grab Samples. Adjustments to the performance calculations due to variations in the fuel analysis shall be defined in the Performance Verification Procedure.

            Operation of the Facility during Performance Verification is the responsibility of Contractor, including supervision of Owner's operation and maintenance personnel engaged in the validation of the Facility and coordination of all on-site logistical activities in support of Performance Verification.

            Owner is responsible for liaison with the local utility, or other entity responsible for the electrical transmission and distribution system that the facility exports power to, and environmental authorities as required during Performance Verification.

            Owner is responsible for coordinating the delivery of natural gas for and the associated sale of electricity produced during Performance Verifications.

2.8         Verification Procedures

            Performance Verification Procedures developed shall include the following:

                  -     Administrative Procedures

                  - Coordination procedures with Owner and Owner's Operations and Maintenance group

                  - Correction methods to adjust for actual conditions which are different from the basis for overall performance guarantees stated above

                  -     Sample data and calculation sheets

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

                  - A list of instruments that shall be used to collect data for the verification and their corresponding identification tags and their respective accuracy

                  - Calibration data for all instruments designated for use in the test.

            Owner shall have the right review and approve the Verification Procedures per the Agreement.

2.9         Acceptance Criteria

            The Electrical Output and Heat Rate for the complete Moapa Energy Facility (4X2) shall be verified by applying the Performance Verification procedure to each individual Power Block (2X1). Each Power Block (2X1) shall independently meet all Agreement obligations for Electrical Output and Heat Rate Guarantees.

            All guaranteed results stated shall be met while not exceeding the emissions values stated in the Moapa Energy Facility Air Permit (Authority to Construct dated 6-3-04), Tables II-B-1 and II-B-3.

            Common loads and the measuring procedures shall be described in the Facility Performance Verification Procedures. Temporary and permanent instruments will be utilized to measure the common auxiliary loads during the first power block (2X1) Performance Verification and during the second power block (2X1) Performance Verification.

2.10        Deadband Applied to Performance Guarantees

            A plus or minus one (1.0%) percent deadband per the Agreement shall be applied to the Performance Guarantee prior to comparing the Power Block Performance Test corrected net output and net heat rate results with the guarantees. No other test uncertainty adjustment to the test results shall be allowed.

2.11        Deadband Applied to Performance Bonus

            No deadband will be applied to the Performance Bonus values under
Section 2.2.

3.0         THREE DAY RELIABILITY TEST

            The Three (3) Day Reliability Test shall mean the test to demonstrate the reliability of the Power Block over a 72 hour period prior to Final Completion. Each Power Block shall operate during the Three (3) Day Reliability Test within the emission levels identified in the Air Permit (Authority to Construct dated 6-3-04). The Three
            (3) Day Reliability Test shall demonstrate full load reliability during the test period. The operating time during Performance Verification Testing may be included in the Reliability Test. The protocol for the Three (3) Day Reliability Test shall be as follows:

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

3.1         Reliability Test

            - After the Power Block has reached a stable condition at base load with the CTG's at 100% load, with chillers on and duct burner firing (or as otherwise mutually agreed), the Three (3) Day Reliability Test shall begin.

            - The Power Block shall operate for seventy-two (72) hours under the above condition.

3.2         Reliability Factor

            The 72 hour Reliability Test will demonstrate the ability of each Power Block to operate continuously for 72 hours at or near 100% load on the gas turbines with chillers on and duct firing on or as otherwise mutually agreed. The acceptance criteria shall be that the Power Block runs normally and continuously in its normal manner and mode, in accordance with Prudent Industry Practice, and in compliance with applicable permits (taking into consideration any variances or waivers, if applicable) for 72 hours at a minimum of 95% capacity factor of the maximum Power Block capacity (adjusted for ambient conditions and not exceeding manufacturer's limitations), while in compliance with the Air Permit (Authority to Construct dated 6-3-04) emissions criteria.

            The 72 hour Reliability Test acceptance criteria is to generate a net electrical output equal to or greater than a capacity factor of 95% of the maximum Power Block capability (adjusted for ambient conditions and not exceeding manufacturer's limitations), for a continuous period of 72 hours. If a 95% capacity factor for the entire 72 hour period is generated prior to the completion of the 72 hour period, the test has been successfully passed.

3.3         Acceptance Criteria

            The Three (3) Day Reliability Test shall be satisfied when the Three
            (3) Day Reliability Test was conducted in accordance with the Three Day (3) Reliability Test Procedure and the Reliability Factor is at least 95%.

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

4.0   ENVIRONMENTAL COMPLIANCE TESTS

      The Environmental Test Contractor is responsible for completing all CEMS certification tests and preparing the certification application required under Part 75 of Title 40 of the Code of Federal Regulations for Owner to submit to the appropriate agencies.

4.1   Compliance Tests

            - The exhaust gas emissions during normal base loaded operation exiting the HRSG stack shall not exceed the limits established in the Air Permit (Authority to Construct dated 6-3-04), tables II-B-1 and II-B-3.

            - Facility emissions verification shall be conducted to demonstrate that the Air Permit (Authority to Construct dated 6-3-04) requirements have been satisfied. The Facility emissions verification shall be conducted in accordance with the applicable EPA methods by a third party that is certified to conduct emissions verification.

            - The Environmental Test Contractor shall develop the Facility emission verification protocol.

            - Contractor shall have met all contractual obligations relative to air emissions if the results of the Power Block and Facility emissions verification indicate air emissions are at or below the emissions levels in tables II-B-1 and II-B-3 of the Air Permit (Authority to Construct dated 6-3-04) during normal base load operation.

5.0   UTILITY ACCEPTANCE TESTS

      Contractor shall permit Electric Interconnection Utility representatives' access to the Plant to observe functional testing of communications, metering and control.

C.          TRAINING PROCEDURES

1.0   OPERATOR TRAINING BY CONTRACTOR

      Contractor shall be responsible for providing training for Owner's operators to the extent that such training was purchased by Owner under a Major Equipment Contract and assigned to Contractor under the Agreement. The training program

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

      shall be for a maximum of 35 people. The training program shall include the following:

            - To the extent provided from an assigned Major Equipment Contract supplier, classroom training covering the process, mechanical, electrical and control systems of the CTGs, HRSGs, STGs shall be provided. The Contractor shall coordinate the schedule for such training directly with the supplier.

            - DCS training covering the DCS hardware, software and controls systems.

      Contractor shall provide hands-on training for the Operators during equipment and system commissioning, provided that Owner coordinates such activities with Contractor without causing Contractor a delay in the Contract Detailed Schedule.

2.0   OPERATOR TRAINING BY OWNER

      Owner shall provide and coordinate all formal operator classroom training. Owner will train the Operators in the following areas:

            - Systems operations overview covering the Power Plant and Facility operating philosophy utilizing the P&IDs and plant operating instructions

            -     CEMS training covering process, electrical and control systems

            -     Plant electrical systems

            -     Balance of Plant (BOP) equipment and systems

D.          FACILITY ASSESSMENT

1.0   PURPOSE

      Contractor shall develop and maintain the Facility Assessment effort during the 90-Day True-Up period as defined in the Agreement. Contractor shall develop the equipment inspection packages, lead the equipment inspections, lead the effort for inventory of materials on Site to be installed, and prepare recommended Corrective actions plans in accordance with Attachment 14.

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

      Attachment 15 identifies all materials and equipment determined to have been previously delivered to the Site and maintained in good and working order. Attachment 14 and 15 will be used during the Facility Assessment effort to conclude determine missing, damaged or deteriorated components and materials.

Exhibit A                                                               10-13-04

Exhibit 10.4

                                    EXHIBIT A
                                  SPECIFICATION

E.          ATTACHMENTS

    1.0     SITE PLAN AND PLOT PLAN
    2.0     PROCESS FLOW DIAGRAMS AND P&IDS
    3.0     EQUIPMENT LIST
    4.0     ELECTRICAL ONE-LINE DIAGRAMS
    5.0     FIRE PROTECTION DESIGN CRITERIA
    6.0     RAW (WELL) WATER ANALYSIS
    7.0     PERFORMANCE VERIFICATION PLAN
    8.0     PERFORMANCE FUEL - NATURAL GAS ANALYSIS
    9.0     STRUCTURAL DESIGN CRITERIA
    10.0    ELECTRICAL DESIGN CRITERIA
    11.0    WATER SYSTEMS DESIGN CRITERIA
    12.0    BUILDING PLANS
    13.0    INTERFACE PLAN (OWNER/CONTRACTOR INTERFACE POINTS)
    14.0    ASSESSMENT EFFORT
    15.0    LIST OF MATERIAL AT SITE
    16.0    PLANT MANUAL
    17.0    AUXILIARY LOAD LIST (PERFORMANCE GUARANTEE / PERFORMANCE BONUS)
    18.0    AIR PERMIT (AUTHORITY TO CONSTRUCT)

Exhibit A                                                               10-13-04